Exhibit 99.1

Safety Shot Reports Transformative Third Quarter 2024: Rebranding, Strategic Partnerships, and Expanded Distribution Drive Growth

Jupiter, FL – November 13, 2024– Safety Shot, Inc. (Nasdaq: SHOT) (The “Company” or “Safety Shot”), a leading innovator in the functional beverage industry, today announced key highlights and accomplishments from the third quarter of 2024, demonstrating significant strides in brand development, strategic partnerships, and market expansion.

In the last several months, the Company has achieved significant milestones, including:

●	Rebranding and Product Innovation:

○	Officially rebranded from Safety Shot to Sure Shot, introducing a bold new visual identity and convenient product formats, including 4oz bottles and on-the-go stick packs.
○	Improved the product’s taste profile based on consumer feedback, further enhancing its appeal and driving customer satisfaction.

●	Strategic Partnerships and Distribution Expansion:

○	Secured a major distribution partnership with 7-Eleven, launching its 4oz bottles in over 300 stores across the Chicago area.
○	Formed a strategic alliance with Stellar Partners to expand into the travel retail market, making Sure Shot available in airports across the United States.
○	Formed strategic alliances with Launchpad’s Network All Roads Travel (ART) to target the college student demographic and Stellar Partners to expand into the travel retail market.
○	Continued to expand its on-premises presence through agreements with bars and restaurants, making the product readily available in social settings.
○	Expanded distribution network through a strategic partnership with Atlantic Beverage Distributors, increasing Sure Shot’s presence in Massachusetts and Rhode Island.

●	Strengthening the Foundation:

○	Granted a new patent for its innovative BAC-reducing formulation, reinforcing its commitment to scientific validation and intellectual property protection.
○	President of the Company, Jordan Schur, invested an additional $3.4 million, demonstrating confidence in the company’s future.
○	Positive clinical study results further validated the product’s efficacy and potential benefits.
○	A new e-commerce partnership with VENDO was formed to boost online sales and brand visibility.

●	Sharpening Focus:

○	Announced plans to spin-off its wellness consumer products segment, Caring Brands, into a separate, publicly traded company. This strategic move will allow Safety Shot to focus exclusively on its flagship product and its growth potential in the functional beverage market. The spin-off is expected to be completed within 90 days.
○	As part of the spin-off, Safety Shot shareholders will receive a dividend of two million shares of Caring Brands stock. This provides shareholders with direct ownership in a new company poised for growth in the consumer wellness market.

“Q3 2024 has been a period of tremendous growth and transformation for Safety Shot,” said Jarrett Boon, CEO of Safety Shot. “The rebranding of ‘Sure Shot,’ along with the introduction of our new 4oz bottles and convenient stick packs, has revitalized our product line and strengthened our connection with consumers. These strategic initiatives, combined with our expanded distribution network and key partnerships, are driving strong performance and positioning us to deliver exceptional value to our shareholders. We look forward to continued growth with our Sure Shot brand and plan to announce more news in the near future highlighting Safety Shot’s success.”

For full details of our Q3, please visit our website: https://safetyshotofficial.com/q3letter/

About Safety Shot, Inc.

Safety Shot, Inc., a wellness and dietary supplement company, has developed Sure Shot, the first patented wellness product on Earth that lowers blood alcohol content by supporting its metabolism, while boosting clarity, energy, and overall mood. Sure Shot is available for purchase online at www.sureshot.com and Amazon. The Company is introducing business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars throughout 2024.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding Safety Shot’s ability to develop and commercialize a product that lowers blood alcohol content, the timing, progress and results of non-clinical studies and clinical trials, including our product development plans and strategies, Safety Shot’s future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are based on Safety Shot’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, our ability to comply with applicable U.S. and foreign laws, rules, and regulations, product liability claims, our ability to develop and market Safety Shot and the risks and uncertainties that are described more fully in the section titled “Risk Factors” in Safety Shot’s Form 10-Q for the fiscal year ended June 30, 2024, filed with the Securities and Exchange Commission on August 15, 2024, and its other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and Safety Shot undertakes no duty to update such information except as required under applicable law.

Media and Investor Contact:

Autumn Communications

Jess Weinberger

Phone: 201-213-3239

Email: shot@autumncommunications.com

Investor Relations

Medon Michaelides

Phone: 561-244-7100

Email: investors@drinksafetyshot.com